                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           METRO-GOLDWYN MAYER INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                         [LOGO OF METRO-GOLDWYN-MAYER]
                           METRO-GOLDWYN-MAYER INC.

                               ----------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 6, 2002
                               ----------------

To Our Stockholders:

  The Annual Meeting of Stockholders of Metro-Goldwyn-Mayer Inc., a Delaware corporation (the "Company"), will be held at the Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, CA, 90210, on May 6, 2002, at 10:00 a.m., local time (the "Annual Meeting"), for the following purposes:

    1. To elect a Board of Directors;

    2. To consider and act upon the approval and ratification of a proposal to amend the Amended and Restated 1996 Stock Incentive Plan to increase the aggregate number of shares of the common stock of the Company issuable thereunder from 30,000,000 to 36,000,000;

    3. To consider and act upon the ratification of the selection of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

    4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

  Stockholders of record at the close of business on March 12, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for examination by any stockholder, during ordinary business hours, at the Company's executive offices for a period of ten days prior to the meeting date.

  Please date, sign and return the enclosed proxy whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting, please also check the appropriate box on the enclosed proxy and detach the admission ticket to present at the meeting.

                PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY.
 Use the enclosed envelope which requires no postage for mailing in the United
                                    States.

                                          By Order of the Board of Directors,

                                           /S/ William Allen Jones

                                          William Allen Jones
                                          Senior Executive Vice President
                                          and Secretary

Santa Monica, California
April 4, 2002

                           METRO-GOLDWYN-MAYER INC.
                             2500 Broadway Street
                        Santa Monica, California 90404
                                (310) 449-3000

                               ----------------

                                PROXY STATEMENT
                                 April 4, 2002

                               ----------------

General

  The accompanying form of proxy and the persons named therein as proxies have been approved by, and this solicitation is made on behalf of, the Board of Directors of Metro-Goldwyn-Mayer Inc. in connection with the Annual Meeting of Stockholders of Metro-Goldwyn-Mayer Inc. to be held at 10:00 a.m., local time, on May 6, 2002 at the Beverly Hills Hotel, 9641 Sunset Boulevard, Beverly Hills, CA, 90210 (the "Annual Meeting"), and at any and all postponements and adjournments thereof. Metro-Goldwyn-Mayer Inc., together with its direct and indirect subsidiaries, is hereinafter referred to as the "Company," unless the context indicates otherwise.

  This Proxy Statement and accompanying proxy were first mailed to stockholders on or about April 4, 2002. The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The Company will reimburse brokers, banks, fiduciaries and other custodians and nominees holding the common stock, $.01 par value per share, of the Company (the "Common Stock") in their names or in the names of their nominees for their reasonable out-of-pocket charges and expenses in forwarding proxies and proxy materials to the beneficial owners of the Common Stock.

Voting Rights and Outstanding Shares

  Only stockholders of record of the Common Stock as of March 12, 2002 will be entitled to vote at the Annual Meeting. The authorized capital stock of the Company presently consists of 500,000,000 shares of the Common Stock and 25,000,000 shares of preferred stock, $.01 par value per share. On March 12, 2002, there were issued and outstanding 241,115,082 shares of the Common Stock, which constitutes all of the outstanding voting securities of the Company entitled to vote at the Annual Meeting. Each share of the Common Stock is entitled to one vote on all matters to come before the Annual Meeting. No shares of the Company's preferred stock are outstanding.

  The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which instructions have not been received from beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. In the event that there are not sufficient votes for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

  Directors will be elected by a plurality of the votes of the shares of the Common Stock present in person or represented by proxy. For each other proposal to be acted upon at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of the Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the item will be required for approval.

  With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the proposal on which the abstention is voted. Therefore, such abstentions will have the effect of a negative vote. Broker non-votes are not counted for purposes of determining whether a proposal has been approved and, therefore, have the effect of reducing the number of affirmative votes required to achieve a majority of the votes cast for such proposal.

  Proxies must be signed by the stockholder and returned to the Secretary of the Company. Any stockholder who signs and returns a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the Annual Meeting in person may withdraw such stockholder's proxy and vote such stockholder's shares.

  The Common Stock does not have cumulative voting rights.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The table below sets forth the beneficial ownership of the Common Stock as of March 12, 2002 of (i) each director of the Company, (ii) the "Named Executive Officers" (as defined in "Executive Compensation" below), (iii) the directors and Named Executive Officers of the Company as a group and (iv) each person who at such time, to the Company's knowledge, beneficially owned more than five percent of the outstanding shares of the Common Stock of the Company.

                                                           Number of  Percentage
          Name and Address of Beneficial Owner(1)          Shares(2)   of Class
          ---------------------------------------         ----------- ----------
   The Tracinda Group(3)................................  194,992,644    80.9%
    150 S. Rodeo Drive
    Beverly Hills, CA 90212
   Alex Yemenidjian(4)..................................    6,101,526     2.5(2)
   Christopher J. McGurk(5).............................    2,211,347       *
   James D. Aljian(7)...................................       15,731       *
   Francis Ford Coppola(6)(7)...........................        6,144       *
   Willie D. Davis(6)(7)................................        5,536       *
   Michael R. Gleason(8)................................      277,814       *
   Alexander M. Haig, Jr.(7)............................        3,000       *
   Kirk Kerkorian(9)....................................  194,992,644    80.9
    150 S. Rodeo Drive
    Beverly Hills, CA 90212
   Frank G. Mancuso(6)(7)(10)...........................    2,407,763       *
   Priscilla Presley(6)(7)..............................        4,057       *
   Henry D. Winterstern(6)(7)...........................        3,682       *
   Jerome B. York(6)(7).................................       23,263       *
   William A. Jones(11).................................      267,389       *
   Jay Rakow(12)........................................      175,959
   Daniel J. Taylor (13)................................      335,890       *
   All directors and Named Executive Officers as a group
    (15 persons)........................................  206,831,745    82.2

--------
  *Less than 1 percent.

 (1) Unless otherwise indicated, the address for the persons listed is 2500 Broadway Street, Santa Monica, CA 90404.

 (2) The number of shares shown includes shares over which the person named has either sole or shared voting or investment power and shares as to which certain directors and executive officers disclaim beneficial ownership. The shares of the Common Stock which a person has the right to acquire within 60 days of March 12, 2002 and the shares of Common Stock underlying options that are vested as of March 12, 2002 or that will become vested within 60 days thereafter are deemed to be outstanding for the purpose of calculating the beneficial ownership of the holder of such options or other rights, but are not deemed to be outstanding for the purpose of computing the beneficial ownership of any other person. As a result, the aggregate percentage ownership of the Common Stock shown above may exceed 100 percent.

 (3) The Tracinda Group refers to, collectively, Tracinda Corporation ("Tracinda") and a Delaware corporation that is owned by Tracinda and Mr. Kerkorian. All of the shares of the Common Stock held by the Tracinda Group are pledged to a group of banks to secure a syndicated credit facility to the Tracinda Group.

 (4) Includes: 6,000,000 shares of the Common Stock underlying options vested as of March 12, 2002 or that will become vested within 60 days of such date and 1,526 shares of the Common Stock allocated to Mr. Yemenidjian's account in the Savings Plan (as defined in "Benefit Plans--MGM Savings Plan") as of March 12, 2002.

 (5) Includes: 1,867,500 shares of the Common Stock underlying options vested as of March 12, 2002 or that will become vested within 60 days of such date and 1,772 shares of the Common Stock allocated to Mr. McGurk's account in the Savings Plan as of March 12, 2002.

 (6) Includes: with respect to Messrs. Coppola, Davis, Mancuso, Winterstern and York and Ms. Presley, 545, 306, 340, 340, 490 and 395 shares, respectively, of the Common Stock, representing in each case the estimated number of shares of the Common Stock, based on a per-share price of $18.34 as of March 12, 2002, to be issued under the Director Plan (as defined in "Election of Directors--Information Regarding the Board of Directors and Certain Committees") within 60 days of March 12, 2002. See "--Director Compensation."

 (7) Includes: with respect to Messrs. Aljian, Coppola, Davis, Haig, Mancuso, Winterstern and York and Ms. Presley, 2,000 shares of Common Stock underlying options vested as of March 12, 2002 or that will become vested within 60 days of such date.

 (8) Includes: 100,000 shares of the Common Stock underlying options vested as of March 12, 2002 or that will become vested within 60 days of such date and 177,814 shares (as adjusted) issuable at a price of $5.63 (as adjusted) pursuant to a presently exercisable stock option held by Celsus Financial Corp. of which Mr. Gleason is president and sole director, which option expires on October 10, 2002.

 (9) Mr. Kerkorian is the chief executive officer, president, and sole stockholder and director of Tracinda. Represents 194,992,644 shares of the Common Stock owned by the Tracinda Group.

(10) Includes: 1,745,680 shares of the Common Stock underlying options vested as of March 12, 2002 or that will become vested within 60 days of such date and 13 shares of the Common Stock allocated to Mr. Mancuso's account in the Savings Plan as of March 12, 2002. Also includes 7,578 shares of the Common Stock owned by Mr. Mancuso's children and grandchildren as to which Mr. Mancuso disclaims beneficial ownership.

(11) Includes: 164,271 shares of the Common Stock underlying options vested as of March 12, 2002 or that will become vested within 60 days of such date. Also includes 2,917 shares of the Common Stock allocated to Mr. Jones' account in the Savings Plan as of March 12, 2002 and 60,201 shares of the Common Stock allocated to Mr. Jones' account in the MGM Deferred Compensation Plan, representing shares issued in lieu of cash otherwise payable under the Senior Management Bonus Plan. See "Executive Compensation--Executive Compensation Summary" and "Executive Compensation--Stock-Based Plans--Senior Management Bonus Plan."

(12) Includes: 175,000 shares of the Common Stock underlying options vested as of March 12, 2002 or that will become vested within 60 days of such date and 959 shares of the Common Stock allocated to Mr. Rakow's account in the Savings Plan as of March 12, 2002.

(13) Includes: 332,001 shares of the Common Stock underlying options vested as of March 12, 2002 or that will become vested within 60 days of such date and 2,359 shares of the Common Stock allocated to Mr. Taylor's account in the Savings Plan as of March 12, 2002.

Shareholders Agreement

  The following is a summary description of the material terms of the Amended and Restated Shareholders Agreement (the "Shareholders Agreement") dated as of August 4, 1997, as amended, by and among the Company, Metro-Goldwyn-Mayer Studios Inc. ("MGM Studios"), the Tracinda Group and the current and former executives specified on the signature pages thereto (such specified persons, collectively, "Executives"). For purposes of the Shareholders Agreement, any shares of the Common Stock beneficially owned, directly or indirectly, by any member of the Tracinda Group will be deemed to be owned by Tracinda.

  Tag-Along Rights. The Tracinda Group has agreed to be bound by certain "tag-along" restrictions with respect to certain transfers of its shares of the Common Stock. Subject to certain exceptions, if any member of the Tracinda Group desires to transfer shares of the Common Stock beneficially owned by it, directly or indirectly, in whole or in part (a "Tag-Along Sale"), then each Executive shall have the right, but not the obligation, (i) to exercise certain options held by such Executive pursuant to the 1996 Incentive Plan (as defined below) to the extent required to realize the "tag-along" rights of such Executive and (ii) to elect that such member of the Tracinda Group be obligated to require, as a condition to such Tag-Along Sale, that the proposed purchaser purchase from each such electing Executive a proportional number of shares.

  Registration Rights. Subject to certain exceptions and conditions, the Tracinda Group and the Executives have the right to make up to three requests, in the case of the Tracinda Group, and up to two requests with respect to all of the Executives, for registration ("Demand Registration") under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of the Common Stock or certain other securities (the "Registrable Securities") held by them. Any request for a Demand Registration must include such Registrable Securities with an estimated value of no less than $50 million. Demand Registration requests may be for shelf registrations covering sales on a delayed or continuous basis.

  In addition, if the Company proposes to register any of its equity securities under the Securities Act (other than (a) a registration on Form S-4 or Form S-8 or (b) a registration in connection with a pro rata distribution of rights to subscribe for shares of the Common Stock), whether or not for sale for its own account, then, subject to certain exceptions and conditions, each member of the Tracinda Group and each of the Executives shall be entitled to request that the Registrable Securities of the same class beneficially owned by such party be included in such registration (a "Piggyback Registration").

  The Company will pay all of the expenses of any Demand or Piggyback Registration, including the fees and expenses of a single counsel retained by the selling stockholders; however, each selling stockholder will be responsible for the underwriting discounts and commissions and transfer taxes in connection with shares sold by such stockholder. Each selling stockholder and the underwriters through whom shares are sold on behalf of a selling stockholder will be entitled to customary indemnification from the Company against certain liabilities, including liabilities under the Securities Act.

  Certain Holdback Agreements. The Tracinda Group and each of the Executives have agreed, under certain circumstances, if requested by the Company or any managing underwriters of a registration of securities of the Company, not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for equity securities, for a period not to exceed the period commencing with the date seven days prior to and ending with the date 180 days after the effective date of any underwritten registration by the Company of the securities (except as part of such underwritten registration). The Company has agreed to a similar restriction (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor forms) and to use its best efforts to cause certain holders of its capital stock (other than in a registered public offering) to so agree.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The following table sets forth the name of each nominee (the "Nominee") for election as a director of the Company and provides information concerning such Nominee's principal occupation for at least the past five years, age as of March 12, 2002, and certain other matters. Directors of the Company hold office until the next annual meeting of stockholders, until their respective successors are duly qualified or until their earlier resignation or removal.

  The Nominees are all current members of the Board of Directors. All proxies received by the Board of Directors will be voted for such Nominees, unless directions to the contrary are given. In the event that any Nominee is unable to or declines to serve, an event that is not anticipated, the proxies will be voted for the election of another nominee designated by the Board of Directors or, if none is so designated, will be voted according to the judgment of the person or persons voting the proxy.

The Board of Directors recommends that stockholders vote "FOR" the Nominees.

             Name              Age Principal Occupation and Other Directorships
             ----              --- --------------------------------------------
 Alex Yemenidjian............   46 Mr. Yemenidjian has been Chairman of the
                                   Board and Chief Executive Officer of the
                                   Company since April 1999 and has been a
                                   director of the Company since November 1997.
                                   Mr. Yemenidjian currently serves as a
                                   director of MGM MIRAGE (formerly MGM Grand,
                                   Inc.), a position he has held since 1989.
                                   From July 1995 through December 1999, Mr.
                                   Yemenidjian served as President of MGM
                                   MIRAGE. Mr. Yemenidjian also served MGM
                                   MIRAGE in other capacities during such
                                   period, including as Chief Operating Officer
                                   from June 1995 until April 1999 and as Chief
                                   Financial Officer from May 1994 to January
                                   1998. In addition, Mr. Yemenidjian served as
                                   an executive of Tracinda from January 1990
                                   to January 1997 and from February 1999 to
                                   April 1999.

 Christopher J. McGurk.......   45 Mr. McGurk has been Vice Chairman of the
                                   Board and Chief Operating Officer of the
                                   Company since April 1999. From November 1996
                                   until joining the Company, Mr. McGurk served
                                   in executive capacities with Universal
                                   Pictures, a division of Universal Studios
                                   Inc., most recently as President and Chief
                                   Operating Officer. Prior to joining
                                   Universal, Mr. McGurk served eight years in
                                   executive capacities at The Walt Disney
                                   Company, including as President, Motion
                                   Pictures Group, Walt Disney Studios from
                                   1994 to 1996 and as Executive Vice President
                                   and Chief Financial Officer from 1990 to
                                   1994.

 James D. Aljian.............   69 Mr. Aljian has been a director of the
                                   Company since October 1996. Mr. Aljian has
                                   served as an executive of Tracinda since
                                   October 1987. In addition, Mr. Aljian serves
                                   on the board of directors of MGM MIRAGE.

 Francis Ford Coppola........   62 Mr. Coppola has been a director of the
                                   Company since January 1998. Since 1993, Mr.
                                   Coppola has been the owner, Chairman and
                                   President of American Zoetrope, a film
                                   company based in San Francisco. Mr. Coppola
                                   is also a five-time Oscar-winning director,
                                   writer and producer. Mr. Coppola previously
                                   served on the board of directors of MGM
                                   Studios from December 1993 to October 1996.

             Name              Age Principal Occupation and Other Directorships
             ----              --- --------------------------------------------
 Willie D. Davis.............   67 Mr. Davis has been a director of the Company
                                   since November 1998. Mr. Davis is President
                                   and a director of All-Pro Broadcasting,
                                   Inc., an AM and FM radio broadcasting
                                   company. Mr. Davis has served on the board
                                   of directors of MGM MIRAGE since 1989 and
                                   serves on the boards of directors of Sara
                                   Lee Corporation, K-Mart Corporation, Johnson
                                   Controls, Inc., Alliance Bank, Dow Chemical
                                   Company, Checkers Drive-In Restaurants,
                                   Inc., Strong Fund, Bassett Furniture
                                   Industries, Incorporated and Wisconsin
                                   Energy Inc.

 Michael R. Gleason..........   47 Mr. Gleason is engaged in personal
                                   investments and has been a director and
                                   part-time employee of the Company since
                                   August 2000 and was a director of the
                                   Company from October 1996 until September
                                   1998. Mr. Gleason has been President of
                                   Celsus Financial Corp., a Delaware
                                   corporation, since July 1996 and a director
                                   and Chairman of the Board of Change
                                   Technology Partners, Inc. Prior thereto, Mr.
                                   Gleason served as President of MPK Capital,
                                   Inc., the general partner of Culmen Group,
                                   L.P., a Texas limited partnership, from
                                   November 1993 until January 2002.

 Alexander M. Haig, Jr.......   77 Mr. Haig has been a director of and
                                   consultant to the Company since November
                                   1998. Mr. Haig is Chairman of Worldwide
                                   Associates Inc., an international business
                                   advisory firm. In addition, Mr. Haig has
                                   served on the board of directors and as a
                                   consultant to MGM MIRAGE since 1990 and
                                   serves on the boards of directors of
                                   Interneuron Pharmaceuticals, Inc.,
                                   CompuServe Interactive Services, Inc. and
                                   SDC International, Inc. Mr. Haig is the host
                                   of the weekly television program, World
                                   Business Review.

 Kirk Kerkorian..............   84 Mr. Kerkorian has been a director of the
                                   Company since October 1996 and has had a
                                   professional relationship with MGM Studios
                                   and its predecessors for over 25 years. Mr.
                                   Kerkorian has served as Chief Executive
                                   Officer, President and sole director and
                                   stockholder of Tracinda for more than the
                                   past five years. In addition, Mr. Kerkorian
                                   serves on the board of directors of MGM
                                   MIRAGE.

 Frank G. Mancuso............   68 Mr. Mancuso has been a director of the
                                   Company since October 1996. Mr. Mancuso was
                                   Chairman of the Board and Chief Executive
                                   Officer of the Company from October 1996 to
                                   April 1999 and was the Chairman of the Board
                                   and Chief Executive Officer of MGM Studios
                                   from July 1993 to April 1999. Prior to
                                   joining MGM Studios, Mr. Mancuso was
                                   Chairman and Chief Executive Officer of
                                   Paramount Pictures Corporation from
                                   September 1984 to May 1991, having served
                                   Paramount in numerous other capacities
                                   beginning in 1963.

 Priscilla Presley...........   56 Ms. Presley has been a director of the
                                   Company since November 2000. Ms. Presley has
                                   served as Chairperson and President of Elvis
                                   Presley Enterprises, Inc. since 1982. In
                                   addition to being an actress, author and
                                   producer, Ms. Presley has been President of
                                   Graceland Enterprises, Inc. since 1979.
                                   Concurrently, starting in 1988, Ms. Presley
                                   has been the developer and spokesperson for
                                   an international fragrance line. In
                                   addition, Ms. Presley is President of
                                   Rockster Records, Inc., a new record label.

             Name              Age Principal Occupation and Other Directorships
             ----              --- --------------------------------------------
 Henry D. Winterstern........   44 Mr. Winterstern has been a director of the
                                   Company since February 2001. Mr. Winterstern
                                   co-founded CDP Capital Entertainment in June
                                   2001 and since then has been a managing
                                   partner of such firm. Mr. Winterstern has
                                   been the owner and President of Winterstern
                                   & Associates Inc., an investment firm
                                   specializing in commercial transactions in
                                   the real estate and media sectors, since
                                   1993. Between 1991 and 1993, Mr. Winterstern
                                   served as an advisor to the North American
                                   Trust Co., the National Trust Co. and the
                                   Ultramar Corporation. Prior to 1991, Mr.
                                   Winterstern served as Senior Associate with
                                   the Edgecombe Group, the finance and realty
                                   arm of the North American Life Assurance Co.
                                   of Canada. Mr. Winterstern served on the
                                   board of directors of the Consoltex Group
                                   from May 1996 to October 1999 and as Vice
                                   Chairman from May 1997 to October 1999. Mr.
                                   Winterstern has served on the board of
                                   directors of the Algo Group since June 1998
                                   and as Vice Chairman since September 2000
                                   and serves on the boards of directors of
                                   Mosaic Media Group, Inc. and Signpost Films.

 Jerome B. York..............   63 Mr. York has been a director of the Company
                                   since October 1996. Mr. York is Chairman,
                                   President and Chief Executive Officer of
                                   MicroWarehouse, Inc., a reseller of computer
                                   hardware, software and peripheral products.
                                   Mr. York previously served as Vice Chairman
                                   of Tracinda from September 1995 to October
                                   1999. Prior to joining Tracinda, Mr. York
                                   served as Senior Vice President and Chief
                                   Financial Officer of IBM Corporation from
                                   May 1993 to September 1995 and as a director
                                   of IBM Corporation from January 1995 to
                                   September 1995. Prior thereto, Mr. York
                                   served as Executive Vice President-Finance
                                   and Chief Financial Officer of Chrysler
                                   Corporation from May 1990 to May 1993 and as
                                   a director of Chrysler Corporation from
                                   April 1992 to May 1993. In addition, Mr.
                                   York serves on the boards of directors of
                                   MGM MIRAGE and Apple Computer, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

  To the Company's knowledge (based solely upon a review of the copies of Section 16(a) reports furnished to the Company and representations that no other reports were required), during the year ended December 31, 2001, the Company's officers, directors and ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

Information Regarding the Board of Directors and Certain Committees

  Board Meetings. The Board of Directors held four meetings and acted three times by written consent during 2001. All directors during 2001 attended at least 90 percent of the meetings of the Board of Directors and committees on which they served (held during the period for which they served). The Board of Directors does not have a standing nominating committee. The candidates for election at this Annual Meeting were nominated by the Board of Directors.

  Executive Committee. The Executive Committee of the Board of Directors of the Company (the "Executive Committee") was established on December 16, 1997 and currently consists of Messrs. Aljian, Coppola, Kerkorian, McGurk, Yemenidjian (Chairman) and York. The Executive Committee exercises all the powers and authority of the Board of Directors during intervals between meetings of the Board of Directors, except as limited by the Delaware General Corporation Law. The Executive Committee held three meetings and acted once by written consent during 2001.

  Audit Committee. The Audit Committee of the Board of Directors of the Company (the "Audit Committee") was established on October 10, 1996 and currently consists of Messrs. Davis, Haig and York (Chairman). The function of the Audit Committee is to: (i) review and approve the selection of, and all services performed by, the Company's independent auditors; (ii) meet and consult with, and receive reports from, the Company's independent auditors, its financial and accounting staff and its internal audit department regarding internal controls; and (iii) review and act with respect to the scope of audit procedures, accounting practices and internal accounting and financial controls of the Company. The Audit Committee is comprised exclusively of directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member. Mr. York was employed by Tracinda within the last three years although he is no longer so employed. The Board of Directors has determined in its business judgment that (i) by virtue of Mr. York's extensive background and expertise in accounting and financial management matters and (ii) notwithstanding such prior employment by Tracinda, service by Mr. York on the Audit Committee is required by the best interests of the Company and its stockholders. See "Audit Committee Report." The Audit Committee met five times during 2001.

  Compensation Committee; Subcommittees; Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") was established on November 7, 1997 and currently consists of Mr. Davis, Ms. Presley and Mr. York (Chairman). Messrs. Davis and York are directors of MGM MIRAGE, an affiliate of Tracinda. The Compensation Committee is responsible for administering the Company's Amended and Restated 1996 Stock Incentive Plan, the Senior Management Bonus Plan and the 2000 Employee Incentive Plan (as defined below) as well as monitoring, reviewing, approving and making recommendations to the Board of Directors with respect to the Company's compensation policies, including the granting of awards under the Company's incentive plans. See "Compensation Committee Report on Executive Compensation." The Compensation Committee held one meeting during 2001 and acted 30 times by written consent.

  In April 1999, the Company formed the Performance-Based Compensation and
Section 16 Subcommittees of the Compensation Committee (the "Section 162(m) Subcommittee" and "Section 16 Subcommittee," respectively), both of which have been discontinued. The Section 162(m) Subcommittee was responsible for granting compensation that was potentially subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code"), including awards to the Named Executive Officers under the Company's 1996 Incentive Plan and 2000 Employee Incentive Plan. The Section 162(m) Subcommittee consisted of Messrs. Davis and York. The Section 16 Subcommittee was responsible for granting awards under the Company's 1996 Incentive Plan that were potentially subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. The
Section 16 Subcommittee consisted of Messrs. Davis and Haig. The Section 162(m) Subcommittee held no meetings during 2001 and acted twice by written consent. No meetings of the Section 16 Subcommittee were held during 2001.

  Non-Employee Director Stock Plan Committee. The Non-Employee Director Stock Plan Committee of the Board of Directors of the Company (the "Director Plan Committee") is comprised of the Messrs. McGurk and Yemenidjian (Chairman). The Director Plan Committee is responsible for administering the 1998 Non-Employee Director Stock Plan (the "Director Plan"). No meetings of the Director Plan Committee were held during 2001. See "--Director Compensation."

Director Compensation

  Each director of the Company who is not an employee of the Company (a "Non-Employee Director"), currently nine persons, is paid (i) $25,000 per annum for serving as a director of the Company, (ii) $15,000 per annum additional if such Non-Employee Director is a member of the Executive Committee, (iii) $2,000 per meeting (up to a maximum of $10,000 per annum) for attendance at Audit Committee meetings if such Non-Employee Director is a member of the Audit Committee, and (iv) $4,000 per annum for attendance at Compensation Committee meetings if such Non-Employee Director is a member of the Compensation Committee. No additional compensation was paid for attendance at meetings of the Section 162(m) Subcommittee. Non-Employee Directors have received, and it is expected that they will continue to receive, non-qualified stock options from time to time in addition to other compensation for service on the Board of Directors and its committees.

  Mr. Haig, a member of the Board of Directors of the Company, renders consulting services to the Company for which he receives fees at the rate of $50,000 per annum.

  Pursuant to the Director Plan, each Non-Employee Director is entitled to elect to receive all or a portion of the cash compensation earned as a director ("Election Amount") in the form of shares of the Common Stock. Shares are issued under the Director Plan in equal quarterly installments (based on the Election Amount), and the actual number of shares of the Common Stock to be received by a Non-Employee Director will be determined based on the fair market value of the Common Stock on the date of issuance. Up to 100,000 shares of the Common Stock, subject to certain adjustments, have been reserved for issuance under the Director Plan. The Director Plan is administered by the Director Plan Committee, which has the power to amend the Director Plan, subject to certain limitations. During the 2001 plan year, commencing the day immediately following the 2001 annual meeting and ending on the date of the Annual Meeting, six Non-Employee Directors elected to participate in the Director Plan: Messrs. Coppola, Davis, Mancuso, Winterstern and York and Ms. Presley, and elected to receive 100 percent, 50 percent, 100 percent, 100 percent, 60 percent and 100 percent, respectively, of their annual cash compensation as directors in shares of the Common Stock. As of March 12, 2002, the Company had issued an aggregate of 19,492 shares of the Common Stock under the Director Plan as follows: 1,759 shares were issued to Mr. Aljian, 3,434 shares were issued to Mr. Coppola, 2,976 shares were issued to Mr. Davis, 3,327 shares were issued to Mr. Mancuso, 1,662 shares were issued to Ms. Presley, 1,342 shares were issued to Mr. Winterstern and 4,992 shares were issued to Mr. York.

  On March 12, 2001, the Compensation Committee recommended, and the Board of Directors on March 13, 2001 approved, an amendment to the Amended and Restated 1996 Stock Incentive Plan (which received subsequent stockholder approval) to broaden the category of persons eligible to receive awards thereunder to include Non-Employee Directors. On May 2, 2001, following stockholder approval of such amendment, the Board adopted a program whereby Non-Employee Directors (other than Mr. Kerkorian, who waived any rights with respect thereto) would receive an initial grant of 10,000 stock options and subsequent yearly grants of 5,000 stock options during their respective terms as directors.

  In addition, directors who are not full-time employees of the Company receive reimbursement for out-of-pocket expenses in attending meetings of the Board of Directors and any committees thereof on which they serve. See "Certain Relationships and Related Transactions" for a description of certain transactions involving directors or their affiliates and the Company.

                            AUDIT COMMITTEE REPORT

  The Audit Committee of the Board of Directors of the Company is composed of three directors and operates under a written charter adopted by the Board of Directors on May 4, 2000, a copy of which was included as Appendix A to the Company's Proxy Statement for the Annual Meeting of Stockholders held May 2, 2001. The Company's management is responsible for its internal accounting controls and the financial reporting process. The Company's independent auditors, Arthur Andersen LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

  In keeping with that responsibility, the Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements as of, and for the period ended, December 31, 2001. In addition, the Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

  The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence. In addition, the Audit Committee has considered whether the provision of non-audit services by the independent auditors is compatible with such independence.

Audit and Audit-Related Fees

  Fees for the fiscal year 2001 audit and other audit-related fees were $1,348,000, as follows:

      Audit of Consolidated Financial Statements.....................   $515,000
      Audit-related(1)...............................................    833,000
                                                                      ----------
                                                                      $1,348,000

Financial Information Systems Design and Implementation Fees

  Fees related to financial information systems design and implementation rendered by the independent auditors for the fiscal year ended December 31, 2001 were $0.

All Other Fees

  Aggregate fees for all other services (including tax compliance, and research and consultation) rendered by the independent auditors for the fiscal year ended December 31, 2001 were $632,000, as follows:

      Tax Compliance Outsourcing....................................... $452,000
      Tax Research and Consultation....................................  180,000
                                                                        --------
                                                                        $632,000

  Based on the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 heretofore filed with the Securities and Exchange Commission.

--------
(1) "Audit-related" fees include fees for services traditionally performed by the independent auditors such as SEC filings, statutory and employee benefit audits, assistance with internal audit, financial due diligence and other services.

  The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such report by reference therein.

                                          AUDIT COMMITTEE:

                                          Jerome B. York (Chairman)
                                          Willie D. Davis
                                          Alexander M. Haig, Jr.

                            EXECUTIVE COMPENSATION

Executive Compensation Summary

  Compensation Summary. The following table sets forth the cash and other compensation (including cash and stock bonuses) paid or awarded by the Company for the fiscal years ended December 31, 2001, 2000, and 1999, as applicable, to the Chief Executive Officer and four other most highly compensated Executive Officers of the Company (the "Named Executive Officers").

                          Summary Compensation Table

                                           Annual Compensation       Long-Term Compensation
                                         ----------------------- -----------------------------------
                                                                        Awards             Payouts
                                                                 ------------------------ ----------
                                                                               Securities
                                                                   Bonus       Underlying    LTIP
                                                                 Interests      Options    Payouts         All Other
Name and Principal Position         Year Salary ($) Bonus ($)(1)    (#)           (#)        ($)        Compensation ($)
---------------------------         ---- ---------- ------------ ---------     ---------- ----------    ----------------
Alex Yemenidjian(2) ..............  2001 $2,500,000  $1,179,052        --              -- $       --       $  11,836(3)
 Chairman of the Board............  2000  2,596,154   1,298,909        --              --         --              --
 Chief Executive Officer..........  1999  1,576,923          --        --      10,000,000         --         164,670
Christopher J. McGurk(4)..........  2001  2,124,038   1,013,985        --              --         --          12,580(5)
 Vice Chairman of the Board.......  2000  2,125,962   1,078,094        --         150,000         --           6,800
 and Chief Operating Officer......  1999  1,238,462          --        --       3,000,000         --       9,012,500
William A. Jones .................  2001    665,600     306,554   (74,209)(6)          --  1,192,913(6)       42,955(7)
 Senior Executive Vice President..  2000    688,100     253,287        --          10,416         --          27,995
 and Secretary....................  1999    644,927          --        --              --         --          27,595
Jay Rakow(8)......................  2001    581,538     282,973        --         250,000         --          11,239(9)
 Senior Executive Vice President..  2000    198,077          --        --         500,000         --              --
 and General Counsel..............
Daniel J. Taylor .................  2001    865,600     400,878        --              --         --          12,580(10)
 Senior Executive Vice President..  2000    856,754     441,629   (83,334)(11)    570,832         --           6,800
 and Chief Financial Officer......  1999    774,254          --        --              --         --           6,400

--------
 (1) Bonus awards with respect to 2001 and 2000 were made pursuant to the 2000 Employee Incentive Plan. See "Compensation Committee Report on Executive Compensation--Annual Performance-Based Bonus."

 (2) Mr. Yemenidjian was appointed as Chairman of the Board and Chief Executive Officer of the Company effective April 26, 1999. Accordingly, the amounts shown in the table above with respect to "Annual
     Compensation" for 1999 are for a period of less than a full year. During 2000, Mr. Yemenidjian transferred 10,000,000 stock options to the Yemenidjian Family Trust dated May 1, 1990, of which Mr. Yemenidjian is sole trustee.

 (3) Represents a contribution paid by the Company for the benefit of Mr. Yemenidjian under the Savings Plan.

 (4) Mr. McGurk was appointed as Vice Chairman of the Board and Chief Operating Officer effective April 28, 1999. Accordingly, the amounts shown in the table above with respect to "Annual Compensation" for 1999 are for a period of less than a full year.

 (5) Represents a contribution paid by the Company for the benefit of Mr. McGurk under the Savings Plan.

 (6) Mr. Jones was granted 74,209 Bonus Interests (as defined below) on November 6, 1997 pursuant to the Senior Management Bonus Plan. Pursuant to a Bonus Payment Agreement dated as of October 23, 2001, Mr. Jones agreed to accept 60,201 shares of the Common Stock (receipt of which has been deferred pursuant to the MGM Deferred Compensation Plan) in lieu of a cash payment of $1,192,913 otherwise payable April 15, 2002 under the Senior Management Bonus Plan. See "--Stock-Based Plans--Senior Management Bonus Plan."

 (7) Includes a contribution of $21,760 paid by the Company for the benefit of Mr. Jones under the Savings Plan and $21,195 in life insurance premiums paid by the Company for the benefit of Mr. Jones. See "--Employment Agreements--William A. Jones."

 (8) Mr. Rakow was appointed Senior Executive Vice President and General Counsel of the Company effective August 7, 2000. Accordingly, the amounts shown in the table above with respect to "Annual Compensation" for 2000 are for a period of less than a full year.

 (9) Represents a contribution paid by the Company for the benefit of Mr. Rakow under the Savings Plan.

(10) Represents a contribution paid by the Company for the benefit of Mr. Taylor under the Savings Plan.

(11) Mr. Taylor was granted 54,042 Bonus Interests (as defined below) on November 6, 1997 pursuant to the Senior Management Bonus Plan and was granted the Taylor Additional Bonus (as defined below) on June 15, 1998, which was equivalent to 29,292 Bonus Interests and was only payable in certain circumstances. All rights to the Bonus Interests and the Taylor Additional Bonus were cancelled effective November 1, 2000 pursuant to an amendment to Mr. Taylor's employment agreement. See "--Employment Agreements--Daniel J. Taylor" and "--Stock-Based Plans--Senior Management Bonus Plan."

  Option Grants and Long Term Incentive Awards. The following table sets forth information with respect to grants of stock options issued by the Company to the Named Executive Officers for the fiscal year ended December 31, 2001. See "--Stock-Based Plans--1996 Incentive Plan." No other long-term incentive awards were made in 2001.

             Option Grants in Fiscal Year Ended December 31, 2001

                                      Individual Grants
                         --------------------------------------------
                                     Percent of                       Potential Realizable Value
                           Shares   Total Options                       at Assumed Annual Rates
                         Underlying  Granted to   Exercise            of Stock Price Appreciation
                          Options   Employees in  or Base                for Option Term ($)(2)
                          Granted    Fiscal Year   Price   Expiration ----------------------------
          Name              (#)        (%)(1)      ($/sh)     Date         5%            10%
          ----           ---------- ------------- -------- ---------- ------------- --------------
Alex Yemenidjian........       --         --          --         --              --            --
Christopher J. McGurk...       --         --          --         --              --            --
William A. Jones........       --         --          --         --              --            --
Jay Rakow...............  250,000        7.3       16.74    9/13/11       2,631,900     6,669,800
Daniel J. Taylor........       --         --          --         --              --            --

--------

 (1) Based on a total of 3,423,100 stock options granted pursuant to the 1996 Incentive Plan during the fiscal year ended December 31, 2001. See "-- Stock-Based Plans--1996 Incentive Plan."

 (2) The fair market value of the Common Stock was $16.74 per share at the time of the option grant to Mr. Rakow based on the closing price per share of the Common Stock on the New York Stock Exchange ("NYSE") (as reported by the Dow Jones News Retrieval) on the grant date. Potential gains, if any, are net of exercise price, but before taxes associated with exercise. The 5 percent and 10 percent assumed compounded annual rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission (the "Commission"). There can be no assurance provided to any Named Executive Officer or any other holder of the Company's securities that the actual stock price appreciation over the remaining option term will be at the assumed 5 percent and 10 percent levels or at any other defined level.

  The following table sets forth information with respect to the ownership and value of options held by the Named Executive Officers as of December 31, 2001. No Named Executive Officer exercised any options during the fiscal year ended December 31, 2001.

      Aggregated Option Exercises in Fiscal Year Ended December 31, 2001
                   and Option Values as of December 31, 2001

                         Securities Underlying Unexercised  Value of Unexercised In-The-Money
                          Options at December 31, 2001(1)    Options at December 31, 2001(2)
                         ---------------------------------- ---------------------------------
Name                     Exercisable (#)  Unexercisable (#) Exercisable ($) Unexercisable ($)
----                     ---------------  ----------------- --------------- -----------------
Alex Yemenidjian........    5,333,334(3)      4,666,666(3)    $18,666,669      $16,333,331
Christopher J. McGurk...    1,657,500(4)      1,492,500(5)      5,600,000        4,900,000
William A. Jones........      163,576(6)          6,424(7)      1,117,088               --
Jay Rakow...............      133,333(8)        616,667(9)             --        1,290,000
Daniel J. Taylor........      269,847(10)       480,153(11)     1,321,803        1,422,873

--------
 (1) Represents the total number of options granted to the Named Executive Officers under the 1996 Incentive Plan. Such options generally vest over a period of five years. See "--Stock-Based Plans--1996 Incentive Plan."

 (2) The closing sale price of the Common Stock on the NYSE, as reported by the Dow Jones News Retrieval, on December 31, 2001 was $21.90 per share.

 (3) Fifty percent of the options represented hereby are exercisable at $14.90 per share and fifty percent at $30.00 per share. All options have been transferred to the Yemenidjian Living Trust dated May 1, 1990, of which Mr. Yemenidjian is sole trustee.

 (4) Of the options represented hereby, 800,000 are exercisable at $14.90 per share, 800,000 at $30.00 per share and 57,500 at $23.19 per share.

 (5) Of the options represented hereby, 700,000 are exercisable at $14.90 per share, 700,000 at $30.00 per share and 92,500 at $23.19 per share.

 (6) Of the options represented hereby, 159,584 are exercisable at $14.90 per share and 3,992 at $23.19 per share.

 (7) Exercisable at $23.19 per share.

 (8) Exercisable at $24.88 per share.

 (9) Of the options represented hereby, 366,667 are exercisable at $24.88 per share and 250,000 at $16.74 per share.

(10) Of the options represented hereby, 142,694 are exercisable at $14.90 per share, 7,985 at $23.19 per share and 119,168 at $19.19 per share.

(11) Of the options represented hereby 36,474 are exercisable at $14.90 per share, 12,847 at $23.19 per share and 430,832 at $19.19 per share.

  Pension Plans. The Company maintains a retirement plan (the "MGM Retirement Plan"), which covers approximately 900 current and former employees of the Company. Effective as of December 31, 2000, the MGM Retirement Plan was amended to (i) freeze the benefit accrual service of all participants, (ii) prohibit the further accrual of benefits thereunder and (iii) prohibit any additional employees from commencing participation therein on or after January 1, 2001. See "Benefit Plans--MGM Retirement Plan." Concurrently therewith, the Savings Plan was amended to provide for the addition of certain fixed and variable contributions by the Company in shares of the Common Stock based on an age-weighted percentage of each participant's base salary. See "Benefit Plans--MGM Savings Plan."

  As of December 31, 2001, Messrs. Yemenidjian, McGurk, Jones, Rakow and Taylor had accrued annual benefits under the MGM Retirement Plan of $2,963, $2,963, $54,036, $0 and $11,127, respectively. Benefits become vested upon completion of five years of service. As of March 12, 2002, Messrs. Yemenidjian, McGurk, Jones, Rakow and Taylor were credited with 2, 2, 19, 1 and 10 years of service, respectively.

  The compensation covered by the MGM Retirement Plan includes base salary only. The pension to which a participant is entitled is an annual amount equal to (i) for each year of credited service up to 35 years, 1.55 percent of annual base salary up to the Social Security wage base ($80,400 for 2001) plus
1.9 percent of annual base salary above the Social Security wage base up to the maximum allowable under the MGM Retirement Plan (currently $200,000 per year) and (ii) for each year of service in excess of 35 years, 1.55 percent of total annual base salary up to the maximum allowable under the MGM Retirement Plan. Benefits become vested upon completion of five years of service. For each of the Named Executive Officers, the current compensation covered by the MGM Retirement Plan is the maximum allowable under the MGM Retirement Plan, which is substantially less than the annual compensation for each such Named Executive Officer listed in the "Salary" column of the Summary Compensation Table.

Stock-Based Plans

  1996 Incentive Plan. The Company has an Amended and Restated 1996 Stock Incentive Plan (the "1996 Incentive Plan"). Awards under the 1996 Incentive Plan are generally not restricted to any specific form or structure and may include, without limitation, qualified or non-qualified stock options, incentive stock options, restricted stock awards and stock appreciation rights (collectively, "Awards"). Awards may be conditioned on continued employment, have various vesting schedules and accelerated vesting and exercisability provisions in the event of, among other things, a change in control of the Company. The 1996 Incentive Plan is administered by the Compensation Committee, which has broad authority to amend the plan.

  Originally, 8,125,065 shares of the Common Stock were reserved and authorized for issuance under the 1996 Incentive Plan. An additional 21,874,935 shares (for an aggregate of 30,000,000 shares) were subsequently reserved and authorized for issuance thereunder. The Board of Directors has approved, subject to stockholder approval and ratification, an increase in the aggregate number of shares of the Common Stock issuable under the 1996 Incentive Plan from 30,000,000 shares to 36,000,000 shares. See "Proposal 2-- Approval and Ratification of Amendment to Amended and Restated 1996 Stock Incentive Plan." As of December 31, 2001, (a) 589,100 shares of the Common Stock had been issued as stock bonuses under the 1996 Incentive Plan (of which 177,500 were subsequently reacquired by the Company as treasury shares), (b) 1,042,466 shares of the Common Stock had been reserved for issuance to certain holders of bonus interests under the Senior Management Bonus Plan in lieu of cash otherwise payable with respect to the December 31, 2001 Determination Date (defined below) and (c) options to purchase 26,909,098 shares of the Common Stock were outstanding. Of the outstanding options, 23,686,443 are held by the Named Executive Officers and certain other current and former senior employees of the Company and 3,222,655 are held by approximately 500 other employees. All of the outstanding options generally vest over a period of five years and are not exercisable unless vested (subject in certain cases to early vesting and exercisability in certain events, including the death or permanent disability of the optionee, termination of the optionee's employment under certain circumstances or a "Designated Change in Control" of the Company (as defined in the 1996 Incentive Plan)). See "Proposal 2--Approval and Ratification of Amendment to Amended and Restated 1996 Stock Incentive Plan."

  Senior Management Bonus Plan. The Company has a Senior Management Bonus Plan (the "Senior Management Bonus Plan") under which 2,420,685 bonus interests ("Bonus Interests") were originally granted to 18 present and former senior executives of the Company ("Bonus Interest Participants"). The Senior Management Bonus Plan is administered by the Compensation Committee of the Board of Directors and may only be amended or terminated early with the consent of the Boards of Directors of the Company and MGM Studios and persons then holding a majority in interest of the outstanding Bonus Interests.

  Under the Senior Management Bonus Plan, subject to certain vesting and other requirements, each Bonus Interest held by a Bonus Interest Participant whose Bonus Interests have been repriced (a "Bonus Interest Repricing Participant") entitles the holder to receive a cash payment if the average of the closing prices of the Common Stock during the 20 trading days plus, in certain circumstances, per-share distributions on the Common

Stock (together, the "Price") preceding a Determination Date (defined below) is greater than $14.90 (i.e., the "trigger price") and less than $29.80 (i.e., the "ceiling price") (adjusted for stock splits, reverse stock splits and similar events). With respect to Bonus Interests held by all others, each Bonus Interest entitles the holder to receive a cash payment if the Price preceding a Determination Date is greater than $24.00 and less than $48.00 (adjusted for stock splits, reverse stock splits and similar events). The cash payment would be equal to (A) the vested portion of the Bonus Interests on the Determination Date multiplied by (B) the amount by which the Price on the Determination Date is less than $29.80, with respect to Bonus Interest Repricing Participants, or $48.00, with respect to all others, multiplied by
(C) 1.61 with respect to the Bonus Interest Repricing Participants only. In each case, a maximum of $24.00 per Bonus Interest could be received by the holder thereof. Once a payment is made in respect of the vested portion of a Bonus Interest, no further payment would be due in respect of that portion. If at any Determination Date the Price equals or exceeds $29.80, with respect to Bonus Interest Repricing Participants, or $48.00, with respect to all others, no payment would thereafter be due in respect of any then-vested portion of a Bonus Interest.

  "Determination Dates" occur on June 30 and December 31 of each year, commencing December 31, 2001 and ending December 31, 2006 and also upon a "Designated Change in Control" (as defined in the Senior Management Bonus
Plan) or the taking of any action for the dissolution or liquidation of the Company (each a "Special Circumstance"). In addition, with respect to the applicable Bonus Interest Repricing Participant only, a Determination Date occurs in the event of a termination of such Bonus Interest Repricing Participant's employment due to death or "Permanent Disability" (as defined in the Senior Management Bonus Plan), if such death or Permanent Disability shall have occurred prior to December 31, 2001, by the Company for "Cause" or by such Bonus Interest Repricing Participant without "Good Reason" (each as defined in the Senior Management Bonus Plan).

  Bonus Interests generally vest 20 percent on the first anniversary of the date of their grant and approximately 1.67 percent each month thereafter. The Senior Management Bonus Plan provides for accelerated vesting and payment in the event of a Special Circumstance, accelerated vesting in the event of termination of employment in certain circumstances and payment at discounted present value in the event of death or Permanent Disability.

  As of the December 31, 2001 Determination Date, the Compensation Committee determined that payments aggregating approximately $33.3 million would be payable with respect to 2,105,781 vested bonus interests held by 15 Bonus Interest Repricing Participants. Under the terms of the Senior Management Bonus Plan, such payments would be due on April 15, 2002. Pursuant to agreements reached with ten of the Bonus Interest Repricing Participants, the Company issued an aggregate of 1,406,753 shares of the Common Stock in 2002 in lieu of aggregate cash payments of approximately $27.6 million otherwise payable to them with respect to their vested bonus interests. Mr. Mancuso, a member of the Board of Directors, received a total of 658,526 shares of the Common Stock in lieu of a cash payment of approximately $13.0 million, and Mr. Jones, a Named Executive Officer, received 60,201 shares in lieu of a cash payment of approximately $1.2 million. Shares issued to Messrs. Mancuso and Jones (and to certain other Bonus Interest Repricing Participants) were issued as stock awards pursuant to the 1996 Incentive Plan.

Employment Agreements

  Alex Yemenidjian. The Company entered into an employment agreement with Mr. Yemenidjian effective as of April 26, 1999, which provides that he will serve as Chairman of the Board and Chief Executive Officer for a term that ends on April 30, 2004. Pursuant to the agreement, Mr. Yemenidjian is entitled to a current annual salary of $2,500,000 and an annual performance-based bonus determined in accordance with the 2000 Employee Incentive Plan. Mr. Yemenidjian also received options under the 1996 Incentive Plan to purchase 10,000,000 shares of the Common Stock, consisting of 5,000,000 shares with an exercise price of $14.90 per share and 5,000,000 shares with an exercise price of $30.00 per share. Twenty percent of the stock options vested on April 30, 2000 and vest thereafter at the rate of approximately 1.67 percent per month until fully vested. If Mr. Yemenidjian's employment is terminated without cause, if he terminates the agreement for "good reason" or in the event of a "Designated Change in Control," his unvested stock options under the 1996 Incentive Plan will vest immediately and he will be entitled to continue to receive his annual salary and all other benefits for the remainder of the term of the employment agreement.

  Christopher J. McGurk. The Company entered into an employment agreement with Mr. McGurk effective as of April 28, 1999, which provides that he will serve as Vice Chairman of the Board and Chief Operating Officer for a term which ends on April 30, 2004. Pursuant to the agreement, Mr. McGurk is entitled to a current annual salary of $2,150,000, which will increase by $75,000 in April of each of the next two years and an annual performance-based bonus determined in accordance with the 2000 Employee Incentive Plan. In addition, Mr. McGurk received a one-time signing bonus of $1,700,000 and an award of 500,000 shares of the Common Stock. Mr. McGurk also received options under the 1996 Incentive Plan to purchase 3,150,000 shares of the Common Stock, consisting of 1,500,000 shares with an exercise price of $14.90 per share, 1,500,000 shares with an exercise price of $30.00 per share and 150,000 shares with an exercise price of $23.19 per share. Twenty percent of the stock options vest on the first anniversary of the date of grant and vest thereafter at the rate of approximately 1.67 percent per month until fully vested. If Mr. McGurk's employment is terminated without cause or if he terminates the agreement for "good reason" or in the event of a "Designated Change in Control," his unvested stock options under the 1996 Incentive Plan will vest immediately and he will be entitled to continue to receive his annual salary and all other benefits for the remainder of the term of the employment agreement.

  William A. Jones. The Company entered into an employment agreement with Mr. Jones effective as of October 10, 1996, as amended as of July 16, 1999, which provides that he will serve as Senior Executive Vice President for a term which ends on October 9, 2004. Pursuant to the agreement, as amended, Mr. Jones is entitled to a current annual salary of $650,000, subject to adjustment as determined by the Company. Mr. Jones also received 74,209 Bonus Interests under the Senior Management Bonus Plan and options under the 1996 Incentive Plan to purchase 170,000 shares of the Common Stock, consisting of 159,584 shares with an exercise price of $14.90 per share and 10,416 shares with an exercise price of $23.19 per share. The Company is also obligated to maintain a term life insurance policy in the face amount of $2,000,000 on Mr. Jones' life for his benefit. If Mr. Jones' employment is terminated without cause or if he terminates the agreement for "good reason," or in the event of a "Designated Change in Control," his unvested stock options under the 1996 Incentive Plan will vest immediately and he will be entitled to continue to receive his annual salary and all other benefits for the remainder of the term of the employment agreement.

  Jay Rakow. The Company entered into an employment agreement with Mr. Rakow effective as of August 7, 2000, as amended as of March 1, 2001, which provides that he will serve as Senior Executive Vice President and General Counsel for an initial term which ends on August 6, 2003. The Company has an option exercisable on or before 90 days prior to the expiration of the initial term to extend the term of the agreement for two additional years at a salary at least ten percent higher than the salary immediately prior thereto. Pursuant to the agreement, as amended, Mr. Rakow is entitled to a current annual salary of $600,000, subject to adjustment as determined by the Company, and participation in the 2000 Employee Incentive Plan at a level commensurate with his position and title. Mr. Rakow also received options under the 1996 Incentive Plan to purchase 750,000 shares of the Common Stock, consisting of 500,000 shares with an exercise price of $24.88 per share and 250,000 shares with an exercise price of $16.74 per share. Twenty percent of the stock options vest on the first anniversary of the date of grant and vest thereafter at the rate of approximately 1.67 percent per month until fully vested. If Mr. Rakow's employment is terminated without cause or if he terminates the agreement for "good reason" or in the event of a "Designated Change in Control," his unvested stock options under the 1996 Incentive Plan will vest immediately and he will be entitled to continued to receive his annual salary and all other benefits for the remainder of the term of the employment agreement.

  Daniel J. Taylor. The Company entered into an employment agreement with Mr. Taylor effective as of August 1, 1997, as amended as of June 15, 1998 and November 1, 2000, which provides that he will serve as Senior Executive Vice President and Chief Financial Officer for a term which ends on June 14, 2003. Pursuant to the agreement, as amended, Mr. Taylor is entitled to a current annual salary of $850,000, subject to adjustment as determined by the Company. Mr. Taylor also received 54,042 Bonus Interests under the Senior Management Bonus Plan and options under the 1996 Incentive Plan to purchase 750,000 shares of the Common Stock, consisting of 179,168 shares with an exercise price of $14.90 per share, 20,832 shares with an exercise price of $23.19 per share and 550,000 shares with an exercise price of $19.19 per share. In addition, Mr. Taylor was eligible to receive a bonus (the "Taylor Additional Bonus") payable only in the event of a Designated Change in Control (as defined in the 1996 Incentive Plan). Pursuant to November 1, 2000 amendment to his employment agreement, Mr. Taylor agreed to the cancellation of all of his rights to the Taylor Additional Bonus and all Bonus Interests theretofore granted to him under the Senior Management Bonus Plan. If Mr. Taylor's employment is terminated without cause by the Company or if he terminates the agreement for "good reason," or in the event of a "Designated Change in Control," his unvested stock options under the 1996 Incentive Plan will vest immediately and he will be entitled to receive the net present value of his remaining salary and all insurance benefits through the remainder of the term of the employment agreement. As of December 31, 2001, the amount payable to Mr. Taylor in the event of such circumstances would be approximately $1,233,167.

  Each of the above named executives also is entitled to receive certain other benefits, which may include medical insurance and participation in the benefit plans which the Company provides for its senior officers generally. The employment agreements of each of the above named executives also contain: (a) certain nondisclosure provisions which are effective for the term of such individual's employment with the Company and for an indefinite period thereafter and (b) a provision prohibiting the solicitation for employment and employment of certain Company employees, or making derogatory public statements concerning the Company, for a period of one year following termination of employment.

Limitation of Liability and Indemnification Matters

  As permitted by applicable provisions of the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation, as amended to date, contains a provision whereunder the Company will indemnify each of the officers and directors of the Company (or their estates, if applicable), and may indemnify any employee or agent of the Company (or their estates, if applicable), to the fullest extent permitted by Delaware law as it exists or may in the future be amended.

  In addition, the Company has entered into indemnification agreements with its directors, executive officers and certain other officers providing for indemnification by the Company, including under circumstances in which indemnification is otherwise discretionary under Delaware law. These agreements constitute binding agreements between the Company and each of the other parties thereto, thus preventing the Company from modifying its indemnification policy in a way that is adverse to any person who is a party to such an agreement.

  The Company currently maintains insurance on behalf of its officers and directors against certain liabilities that may be asserted against any such officer or director in his or her capacity as such, subject to certain customary exclusions. The amount of such insurance is deemed by the Board of Directors to be adequate to cover such liabilities. Pursuant to the Mancuso Consulting Agreement (as defined below), the Company is required to maintain such insurance in a mutually acceptable amount, with Mr. Mancuso as a named insured thereunder, to the extent available at reasonable cost. See "Certain Relationships and Related Transactions--Other Transactions."

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

Compensation

  Compensation Philosophy. The Compensation Committee of the Board of Directors is responsible for establishing and administering a comprehensive compensation program for the Company's executives, consisting of three key elements:

  .  Base salary;

  .  Annual performance-based bonus; and

  .  Periodic grants of stock options and other stock-based awards.

  The Compensation Committee believes this three-part approach to executive compensation best serves the interests of the Company and its stockholders by
(a) providing incentives to achieve both current and long-term strategic management goals of the Company, with the ultimate objective of enhancing stockholder value; (b) enabling the Company to be effective in attracting, motivating and retaining key executives; (c) correlating the performance of the Company as a whole with individual performance; and (d) providing executives with a financial interest in the Company similar to the interests of the Company's stockholders. The Compensation Committee operates pursuant to a charter that can only be amended by the Board of Directors or its Executive Committee.

  Base Salary. The annual salaries of executives of the Company are generally determined by management and are set forth in such executives' employment agreements, except that approval of the Compensation Committee is required with respect to the hiring, compensation and discharge of, and the terms of any employment agreement or separation arrangement with, any executive serving in a staff position with a title of Executive Vice President or higher (or any similar position with comparable responsibilities) or any executive (line or staff) receiving an annual base salary or aggregate severance package, as the case may be, of $500,000 or more. Any increase in the base salary or other key elements of compensation of such executives, other than as set forth in such employment agreements, requires the approval of the Compensation Committee.

  Annual Performance-Based Bonus. On March 10, 2000, the Compensation Committee and the Section 162(m) Subcommittee approved, and the Board of Directors and stockholders of the Company subsequently approved and ratified, the adoption of the 2000 Employee Incentive Plan (the "2000 Incentive Plan") for eligible employees ("Participants"). In the case of the Named Executive Officers, bonus awards are determined as follows: (A) objective performance goals, bonus targets and performance measures are (i) pre-established by the Compensation Committee at a time when the actual performance relative to the goal remains substantially uncertain and (ii) based on such objective business criteria as the Compensation Committee shall determine, including film performance, and earnings before interest, taxes, depreciation and non-film amortization ("EBITDA"), among others; (B) the Compensation Committee may exercise discretion to reduce an award to a Named Executive Officer by up to 25 percent so long as such reduction does not result in an increase in the amount of the bonus of any other Participant; and (C) prior to the payment of any bonus to any of the Named Executive Officers, the Compensation Committee will certify that the objective pre-established performance goals upon which such bonus is based have been attained and that the amount of each bonus has been determined solely on the basis of the attainment of such goals (subject to the exercise of the negative discretion discussed above). With respect to the 2001 performance period, bonus awards were made in January 2002 to the Named Executive Officers as follows: Mr. Yemenidjian--$1,179,052; Mr. McGurk-- $1,013,985; Mr. Taylor--$400,878, Mr. Jones--$306,554 and Mr. Rakow--$282,973.
The business criteria used to determine bonuses for the Named Executive Officers (and the weight given to each factor) were EBITDA (66 2/3 percent) and film performance (33 1/3 percent). Such bonuses were based solely on the attainment of the objective performance goals. While certain employment agreements (including those of certain of the Named Executive Officers) provide for an annual discretionary bonus, it is the intention of the Compensation Committee, in determining the appropriateness of any discretionary bonus, to consider, among other factors, the performance-based measures used in the 2000 Incentive Plan. Any revisions to the 2000 Incentive Plan or any new performance-based compensation plans require the approval of the Compensation Committee.

  Stock Options and Other Stock-Based Awards. The Compensation Committee believes that a significant component of the compensation paid to the Company's executives over the long term should be derived from stock options and other stock-based awards. The Compensation Committee strongly believes that stock ownership in the Company is a valuable incentive to executives that
(i) serves to align their interests with the interests of the stockholders as a whole and (ii) encourages them to manage the Company in a way that seeks to maximize its long-term profitability. The grant of stock options and other stock-based awards is considered on a case-by-case basis as part of an overall compensation package by taking into account the proposed recipient's past and prospective value to the Company; the performance of the proposed recipient (based upon evaluations and the recommendation of the Chief Executive Officer or the Vice Chairman as to proposed grants for executives other than themselves); and the amount of stock options or other stock-based awards previously granted. Grants of stock options and other stock-based awards pursuant to the 1996 Incentive Plan are determined by the Compensation Committee.

  In September 2001, Mr. Rakow was granted 250,000 stock options at an exercise price of $16.74 per share. In determining the size of the grant made to Mr. Rakow, the Compensation Committee considered, among other things, the potential value of previous stock option grants in relation to Mr. Rakow's position and salary level as well as Mr. Rakow's performance and value to the Company. See "Executive Compensation--Executive Compensation Summary" and "Executive Compensation--Stock-Based Plans." No other stock options were awarded to the Named Executive Officers in 2001.

  In October 2001, the Compensation Committee, on the recommendation of management, approved the terms of proposed agreements (the "Bonus Payment Agreements") between the Company and certain participants in the Senior Management Bonus Plan, pursuant to which such participants agreed to accept shares of the Common Stock in lieu of cash payments otherwise payable April 15, 2002 with respect to vested bonus interests granted in November 1997 under such plan. Pursuant to one such Bonus Payment Agreement, Mr. Jones agreed to accept 60,201 shares of the Common Stock (the receipt of which has been deferred pursuant to the MGM Deferred Compensation Plan) in lieu of a cash payment of $1,192,913 otherwise payable under the Senior Management Bonus Plan. See "Executive Compensation--Executive Compensation Summary" and "Executive Compensation--Stock-Based Plans" and "Executive Compensation-- Employment Agreements--William A. Jones."

Compensation Awarded to the Chief Executive Officer

  Mr. Yemenidjian became Chairman of the Board and Chief Executive Officer of the Company in April 1999. He is eligible to participate in the same executive compensation plans and to receive the same benefits generally available to the Company's other senior executives. Pursuant to the terms of his employment agreement, Mr. Yemenidjian's annual base salary is $2.5 million and he was granted an aggregate of 10,000,000 stock options under the 1996 Incentive Plan, 50 percent of which have an exercise price of $14.90 and 50 percent of which have an exercise price of $30.00. Mr. Yemenidjian has not been granted any additional stock options. Under the terms of the 2000 Employee Incentive Plan, Mr. Yemenidjian was awarded a bonus of $1,298,909 for the 2000 performance period and $1,179,052 for the 2001 performance period. See "Executive Compensation--Executive Compensation Summary," "Executive Compensation--Stock-Based Plans" and "Executive Compensation--Employment Agreements--Alex Yemenidjian."

Tax Considerations

  The Compensation Committee's policy is to structure the performance-based portion of the compensation of its Named Executive Officers in a manner that complies with Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)") whenever, in the judgment of the Compensation Committee, doing so would be consistent with the objectives of the compensation plan under which the compensation would be payable. However, the Compensation Committee has the authority to award non-deductible compensation as it deems appropriate and in the best interests of the Company. In addition, because of ambiguities and uncertainties as to the application and interpretation of
Section 162(m) and the Treasury Regulations issued thereunder, no assurance can be given that compensation intended by the Compensation Committee to satisfy the requirements for deductibility under Section 162(m) will so qualify.

  The foregoing report of the Compensation Committee and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the Commission under the Securities Act or the Exchange Act or incorporated by reference in any document so filed, except to the extent the Company specifically incorporates such report or the performance graph by reference therein.

                                          COMPENSATION COMMITTEE:

                                          Jerome B. York (Chairman)
                                          Willie D. Davis
                                          Priscilla Presley

Company Stock Price Performance Graph

  The following graph compares the Company's cumulative total stockholder return with those of Standard & Poor's 500 Composite Stock Price Index, Standard & Poor's Movies and Entertainment and the Standard & Poor's Entertainment Group Index for the period commencing November 13, 1997 (the first day of trading of the Common Stock on the NYSE) and ending December 31, 2001, including the reinvestment of any dividends. No dividends were paid in respect of the Company's securities during the period.

                    COMPARISON OF CUMULATIVE TOTAL RETURNS
                       [PERFORMANCE GRAPH APPEARS HERE]

                      Metro-       S&P 500        S&P 500
                     Goldwyn-   Entertainment     Movies &       S&P 500
         Date         Mayer        Group        Entertainment     Index
      11/13/1997     $100.00      $100.00         $100.00        $100.00
      12/31/1997     $95.24       $114.88         $114.83        $106.10
      12/31/1998     $62.80       $155.61         $154.88        $136.42
      12/31/1999     $112.20      $182.27         $180.08        $164.92
      12/31/2000     $77.68       $161.83         $153.11        $150.02
      12/31/2001     $104.29      $134.51         $132.08        $132.27

                                 BENEFIT PLANS

MGM Retirement Plan

  The MGM Retirement Plan is a defined benefit plan under which all contributions are made by MGM. Employees of the Company who had completed at least one year of service prior to December 31, 2000 are participants in the plan and become vested upon completion of five years of service. Participants, or their beneficiaries, are entitled to receive benefits which have vested under the plan (i) upon their normal, early or deferred retirement or (ii) upon total and permanent disability, death or other termination of such participant's employment and after attaining normal or early retirement age. The compensation covered by the MGM Retirement Plan includes base salary only, and not bonus or other amounts.

  The Company has the right to amend or terminate the MGM Retirement Plan at any time. If the plan is terminated, the available assets held in trust will be used to pay benefits to participants. If termination occurs when the plan's assets are not sufficient to pay all benefits accrued to the date of the termination, the assets held in trust under the plan will be allocated among participants in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company is not liable for the payment of MGM Retirement Plan benefits from its own assets. Upon full satisfaction of the MGM Retirement Plan's liability to employees and their beneficiaries, any amount remaining in the plan will be returned to the Company.

  The Internal Revenue Code requires certain provisions for benefit accruals if a defined benefit plan becomes "top heavy," that is, if the value of accrued benefits for "key employees" is more than 60 percent of the total value of all accrued benefits. While the Company believes that it is unlikely that the MGM Retirement Plan will ever become top heavy, in such an event, it may become necessary to amend the MGM Retirement Plan to conform it to the applicable Internal Revenue Code requirements.

  Effective as of December 31, 2000, the MGM Retirement Plan was amended to
(i) freeze the benefit accrual service of all participants, (ii) prohibit the further accrual of benefits thereunder and (iii) prohibit any additional employees from commencing participation therein on or after January 1, 2001. See "Executive Compensation--Executive Compensation Summary--Pension Plans."

MGM Savings Plan

  Employees of the Company who have completed one year of service participate in the MGM Savings Plan (the "Savings Plan"), a defined contribution plan managed by MFS Investment Management. Participants may contribute a portion of their pre-tax compensation (up to a maximum of $11,000) and after-tax compensation (subject to certain limitations) into the Savings Plan and direct the investment of such contributions. The Company matches 100 percent of such employee contributions up to four percent of such employee's eligible compensation.

  Effective January 1, 1998, the Savings Plan was amended to allow the matching contributions to be made either in cash or in shares of the Common Stock. All subsequent matching contributions have been made in shares of the Common Stock. The employee contributions to the Savings Plan and the earnings thereon are always 100 percent vested. The matching contributions and any earnings thereon vest 20 percent for each full year of service and employees become 100 percent vested (i) after five years of service, (ii) upon their total and permanent disability or (iii) upon their death.

  Effective as of January 1, 2001, the Savings Plan was further amended to provide for the addition of certain fixed and variable contributions by the Company in shares of the Common Stock, the amount of such contributions to be based on an age-weighted percentage of each participant's base salary. Such additional contributions vest upon a participant's completion of five years of service with the Company. See "Executive Compensation--Executive Compensation Summary--Pension Plans."

  As of March 12, 2002, the Company had made aggregate matching and fixed contributions to the Savings Plan of 425,292 shares of the Common Stock.

                                  PROPOSAL 2

                   APPROVAL AND RATIFICATION OF AMENDMENT TO
                AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

Description and Purpose of the Amendment

  The Board of Directors and the Compensation Committee have proposed, subject to stockholder approval, an increase in the aggregate number of shares of Common Stock issuable under the 1996 Incentive Plan from 30,000,000 to 36,000,000 shares of the Common Stock.

  The purpose of the amendment is to provide additional shares of the Common Stock for Awards under the 1996 Incentive Plan in order to provide incentive for employees and directors of the Company, increase their personal interest in the continued success and progress of the Company and more closely align the interests of employees and directors to those of the Company's stockholders. The Board of Directors and the Compensation Committee believe that long-term growth is dependent upon obtaining qualified personnel and that the granting of Awards under the 1996 Incentive Plan is and has been an important aid in attracting and retaining individuals of exceptional ability and in providing additional incentive for them in performing services to the Company and in serving on the Company's Board of Directors. All employees and directors of the Company are eligible to receive Awards under the 1996 Incentive Plan. For a description of the Awards heretofore granted under the 1996 Incentive Plan, See "Executive Compensation--Stock-Based Plans--1996 Incentive Plan."

  To effect the increase in the number of shares issuable under the 1996 Incentive Plan, the Board of Directors proposes to amend and restate Sections 4(a) and 4(b) of the 1996 Incentive Plan. Sections 4(a) and 4(b) of the 1996 Incentive Plan are proposed to be amended and restated as follows:

  "(a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan may not exceed 36 million, and the aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted to any one Participant under this Plan may not exceed 18 million during the life of the Plan, subject in each case to adjustment as provided in Section 7 of this Plan.

  (b) The aggregate number of Common Shares and Derivative Securities issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under the Plan may not at any time exceed 36 million, and the aggregate number of Common Shares and Derivative Securities issued and issuable pursuant to all Awards (including Incentive Stock Options) granted to any one Participant under this Plan may not at any time exceed 18 million during the life of the Plan, subject to in each case adjustment as provided in Section 7 of this Plan."

  The benefits or amount of additional Awards, if any, that will be received by or allocated to: (i) the Named Executive Officers, individually and as a group; (ii) the directors of the Company, as a group, who are not Named Executive Officers; and (iii) the employees of the Company, as a group, other than the Named Executive Officers, as a result of the amendment to the 1996 Incentive Plan is not determinable and would not have been determinable if the 1996 Incentive Plan, as amended, had been in effect during the fiscal year ended December 31, 2001.

  As of March 12, 2002, the closing price of the Common Stock on the NYSE as reported by the Dow Jones News Retrieval, was $18.34.

  A copy of the 1996 Incentive Plan, as proposed be amended, is attached hereto as Appendix A.

Federal Income Tax Consequences

  Stock Options. In general, an optionee who is granted an incentive stock option will not recognize taxable income either upon the grant or the exercise of an incentive stock option, provided the optionee is an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise. However, the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will be includable for purposes of determining any alternative minimum tax of an optionee. If an optionee who has exercised any incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. In such case, the Company will not be entitled to a deduction for the transferred stock. An optionee who sells the shares within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of (a) the fair market value of the shares on the date of exercise minus the exercise price or (b) the sales proceeds minus the exercise price. Any remaining gain or loss will be treated as a capital gain or loss. The Company will be entitled to a federal income tax deduction in the year the sale occurs, in an amount equal to the ordinary income recognized by the optionee as a result of the sale.

  An optionee granted a non-qualified stock option is not subject to many of the restrictions involving incentive stock options. In general, an optionee will not recognize any taxable income upon the grant of the non-qualified option. However, the optionee will generally recognize ordinary income for federal income tax purposes at the time of exercise of such options in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Any taxable income recognized in connection with a non-qualified option exercised by an optionee will be subject to tax withholding. The tax basis of the shares in the hands of the optionee will equal the exercise price paid for the shares plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option. The holding period for the shares will commence on the day the option is exercised. An optionee who sells any of the shares will recognize capital gain or loss measured by the difference between the tax basis of the shares and the amount realized on the sale. The Company will be entitled to a federal income tax deduction in an amount equal to the ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

  Other Awards. The current federal income tax consequences of other Awards authorized under the 1996 Incentive Plan are generally in accordance with the following:

  . warrants and stock appreciation rights are subject to ordinary income tax at the time of exercise and not at the date of grant;

  . restricted stock subject to a substantial risk of forfeiture results in income recognition by the participant of the excess of the fair market value of the shares covered by the Award over the purchase price paid only at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; and

  . stock awards, performance shares, phantom stock and dividend equivalents are generally subject to ordinary income tax at the time of payment.

  In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

  The Board of Directors recommends that stockholders vote "FOR" Proposal 2.

                                  PROPOSAL 3

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

  Upon the recommendation and approval of the Audit Committee, the Board of Directors of the Company has appointed Arthur Andersen LLP as the Company's independent public accountants to audit the Company's financial statements for the fiscal year ending December 31, 2002. The firm has served as the Company's auditors since 1957.

  The Board of Directors and the Audit Committee have been monitoring and have reviewed, in great detail, the press coverage regarding Arthur Andersen LLP in its role as auditors of Enron Corp. In addition, the Audit Committee has carefully considered related legal developments (including the indictment of the firm in connection with its role in Enron Corp.) and has discussed such developments and other matters with senior representatives of Arthur Andersen LLP.

  The Audit Committee has concluded, based on the information available to it, that these matters should not impair the ability of the firm to continue to render quality, independent audit services to the Company. Nevertheless, the Board of Directors reserves its prerogative to replace Arthur Andersen LLP with another independent accounting firm in the event the Board of Directors concludes that circumstances have arisen that make it inappropriate for the Company to continue to engage Arthur Andersen LLP.

  Although the appointment of Arthur Andersen LLP is not required to be submitted to a vote of the stockholders, the Board of Directors and the Audit Committee believe it appropriate as a matter of policy to request that the stockholders ratify the appointment for the current fiscal year. In the event a majority of the votes cast at the meeting are not voted in favor of the appointment, the Board of Directors and the Audit Committee will reconsider their selection. Proxies solicited by the Board will be voted in favor of the appointment unless stockholders specify otherwise in such proxies.

  A representative of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

  The Board of Directors recommends that stockholders vote "FOR" Proposal 3.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Recent Sales of Securities

  On February 7, 2001, the Company sold 15,715,667 shares of Series B preferred stock to Tracinda for net proceeds of $325,000,000. On April 2, 2001, the Company used the net proceeds of this sale to partially finance its investment in four cable channels. On May 2, 2001, upon approval of the stockholders of the Company, the preferred stock was converted into 15,715,667 shares of the Common Stock of the Company.

  In October 2001, the Company entered into a Bonus Payment Agreement with William Jones, Senior Executive Vice President and Secretary of the Company, pursuant to which Mr. Jones agreed to accept 60,201 shares of the Common Stock awarded under the 1996 Incentive Plan (the "Bonus Shares") in lieu of a cash payment of $1,192,913 otherwise payable with respect to vested bonus interests held by him under the Senior Management Bonus Plan. The compensation represented by the Bonus Shares was deferred by Mr. Jones pursuant to the MGM Deferred Compensation Plan.

  In November 2001, the Company entered into a Bonus Payment Agreement with Frank Mancuso, formerly Chairman and Chief Executive Officer and currently a director of the Company, pursuant to which Mr. Mancuso agreed to accept 658,526 Bonus Shares in lieu of a cash payment of $13,049,014 otherwise payable with respect to vested bonus interests held by him under the Senior Management Bonus Plan. The Bonus Shares were issued to Mr. Mancuso in January 2002 and were sold by him from time to time on the open market during the period commencing January 2, 2002 and ending February 5, 2002 pursuant to Rule 144 under the Securities Act of 1933 and a trading plan dated December 7, 2001 in compliance with Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934.

Shareholders Agreement

  The Tracinda Group, the Company, and certain current and former executives and employees of the Company are parties to the Shareholders Agreement, which provides for certain rights relating to the shares of the Common Stock, including registration rights and transfer restrictions. See "Ownership of Voting Securities--Shareholders Agreement."

Other Transactions with Tracinda and its Affiliates

  Pursuant to an open-ended license granted by a predecessor of the Company in 1980 and amended in 1998 (the "License"), MGM MIRAGE (formerly known as MGM Grand, Inc.) has the right to use certain trademarks that include the letters "MGM," as well as logos and names consisting of or related to stylized depictions of a lion, in its resort hotel and/or gaming businesses and other businesses that are not related to filmed entertainment. The License was originally granted to a predecessor of MGM MIRAGE as part of a tax-free reorganization pursuant to which the filmed entertainment business was spun off from the hotel/gaming business. In connection therewith, all of the MGM names and logos were transferred to the Company's predecessor and the License was granted back to MGM MIRAGE's predecessor on an exclusive royalty-free basis. In June 2000, in consideration of the payment to the Company of an annual royalty of $1,000,000, such License was further amended to permit MGM MIRAGE to use the trademark MGM combined with the trademark MIRAGE in the same manner and to the same extent that it was permitted theretofore to use the trademark MGM Grand. Tracinda owns a majority of the outstanding common stock of MGM MIRAGE. MGM MIRAGE paid the Company $1,000,000 in each of the years ended December 31, 2001 and 2000. Subsequent annual payments are due on each anniversary date thereafter. Additionally, the Company and affiliates of Tracinda occasionally conduct cross-promotional campaigns, in which the Company's motion pictures and the affiliates' hotels are promoted together; however, the Company believes that the amounts involved are not material.

  The Company and MGM Grand Hotel, Inc. ("Grand Hotel"), a subsidiary of MGM MIRAGE, have an ongoing relationship whereby Grand Hotel can utilize key art, still photographs of artwork and one minute film clips from certain of the Company's motion picture releases on an as-needed basis. The Company did not receive any monetary compensation for the use of these assets.

  The Company periodically sells to Grand Hotel and certain of its affiliates, on a wholesale basis, videocassettes and other merchandise such as baseball caps, clothing, keychains and watches bearing the Company's trademarks and logos for resale to consumers in retail shops located within Grand Hotel's properties. In December 2000, pursuant to a Merchandise License Agreement, the Company granted a subsidiary of MGM MIRAGE the right to use certain of the Company's trademarks and logos in connection with the retail sale of merchandise at MGM MIRAGE's properties. The Company receives royalties based on retail sales of the licensed merchandise. The agreement has a term of five years, subject to the MGM MIRAGE's right to extend the term for one additional five-year period and its option to terminate the agreement at any time upon 60 days' notice. The licensing and royalty revenues received to date by the Company under this arrangement have not been material. In July 2001, the Company entered into an agreement with Grand Hotel for the licensing of the MGM logo on slot machines for one year, with two one-year options to renew. The Company recognized licensing revenue of $200,000 during the year ended December 31, 2001 with respect to this agreement.

  From time to time, the Company charters airplanes from MGM MIRAGE and Tracinda for use in the Company's business. The Company believes that the terms of the charter arrangements are no less favorable to the Company than those that could be obtained from unrelated third parties. During the years ended December 31, 2001, 2000 and 1999, the aggregate of the payments made to MGM MIRAGE and/or Tracinda for such charters were approximately $271,000, $98,000 and $149,000, respectively.

  From time to time, the Company reserves hotel rooms from MGM MIRAGE for special events. For the year ended December 31, 2001, the aggregate amount paid by the Company for such rooms was approximately $83,000.

  The Company and MGM MIRAGE have entered into various other transactions and arrangements which, individually and in the aggregate, are not material.

Other Transactions

  Following his resignation on April 26, 1999, Frank Mancuso, formerly Chairman and Chief Executive Officer of the Company and currently a director, entered into a consulting agreement with the Company (the "Mancuso Consulting Agreement"), which provided that he would serve as a non-exclusive consultant for a term commencing May 1, 1999 and ending October 10, 2001. Under such arrangement, Mr. Mancuso was entitled to an annual base consulting fee of $2 million (the "Base Fee") and additional payments of $3 million on November 18, 1999 and $2,688,525 on November 18, 2000 (collectively, the "Additional Fee"). Pursuant to the terms of the Mancuso Consulting Agreement, all such amounts were subject to acceleration and payment of the net present value of the remaining payments in a lump sum in certain circumstances (an "Acceleration Event"). During 2000, Mr. Mancuso received a Base Fee of $571,191 for services through March 23, 2000. Following the occurrence of an Acceleration Event on March 23, 2000, Mr. Mancuso received a lump sum of $5,483,089 representing the balance of the Base Fee and Additional Fee, less an adjustment of $4,050 for insurance and benefits. Mr. Mancuso continued to receive nominal compensation and to participate in certain employee benefit plans until October 10, 2001.

  The Company has an agreement with a subsidiary of American Zoetrope ("Zoetrope"), a production company owned by Mr. Coppola, a director of the Company and a member of the Executive Committee, for the financing and distribution in the U.S. and Canada of lower budget theatrical motion pictures to be produced by Zoetrope over a three-year period commencing in March 2000. Under the agreement, the Company has an exclusive "first look" on projects developed by Zoetrope with a budget (or anticipated budget) of less than $12 million and, subject to certain conditions being met, the Company will acquire distribution rights in the U.S. and Canada as well as certain other ancillary rights on up to ten qualifying pictures produced by Zoetrope in exchange for an amount equal to no more than $2.5 million per picture. In addition, the Company has agreed to spend a minimum of between approximately $1 million to $2.25 million per qualifying picture in marketing and release costs.

  Mr. Gleason, a member of the Board of Directors of the Company, is a part-time employee of the Company rendering services in the areas of capital markets and corporate strategy. For such services, he is paid a salary of $25,000 per annum and reimbursement for his reasonable expenses in the performance of his duties. In addition, Mr. Gleason was granted an option to purchase 300,000 shares of the Common Stock at an exercise price of $25.13 per share, the fair market value of the Common Stock on the date of grant. Celsus Financial Corp., of which Mr. Gleason is president and sole director, holds a presently-exercisable option to purchase 177,814 shares of the Common Stock at an exercise price of $5.63. Such option was granted August 4, 1997 and expires October 10, 2002. See "Security Ownership of Certain Beneficial Owners and Management."

  Mr. Winterstern, a member of the Board of Directors of the Company, serves on the boards of directors of Mosaic Media Group, Inc. and Signpost Films. A wholly-owned subsidiary of Mosaic Media Group, Inc. has a (i) "first look" agreement dated May 7, 2001 with the Company, (ii) Co-Financing and Distribution Agreement dated May 7, 2001 with the Company for the motion picture Rollerball and (iii) Producing Agreement dated as of December 1, 2001, lending the Company the services of Charles Roven as producer for the motion picture Bulletproof Monk. In addition, the Company has entered into a Co-Financing and Distribution Agreement dated as of December 1, 2001 with Signpost Films for the motion picture Bulletproof Monk.

  Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, a law firm of which Jay Rakow, Senior Executive Vice President and General Counsel of the Company, was a partner, has performed legal services for the Company from time to time.

       STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2003 ANNUAL MEETING

  Under Rule 14a-8 of Regulation 14A of the Exchange Act, any stockholder intending to submit to the Company a proposal that qualifies for inclusion in the Company's proxy statement and proxy relating to the annual meeting of stockholders to be held in 2003 must submit such proposal so that it is received by the Company no later than December 5, 2002 and must satisfy the other requirements of Rule 14a-8. All such stockholder proposals should be submitted to the Secretary of the Company. Under Rule 14a-4 of Regulation 14A, the Company may exercise discretionary voting authority under proxies it solicits to vote on a proposal made by a stockholder that the stockholder does not seek to include in the Company's proxy statement and proxy for such meeting pursuant to Rule 14a-8 unless the Company is notified about the proposal no later than February 18, 2003 and the stockholder satisfies the other requirements of Rule 14a-4(c).

                                 OTHER MATTERS

  While the Notice of Annual Meeting of Stockholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The enclosed proxy gives discretionary authority to the proxies, however, to consider and vote upon any additional matters that may be presented.

         ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K

  The Company's Annual Report to Stockholders and Annual Report on Form 10-K (without exhibits thereto) for the year ended December 31, 2001 accompany this Proxy Statement. Exhibits to the Annual Report on Form 10-K may be obtained from the Company upon request. To obtain any such exhibits, contact the Corporate Secretary of the Company at 2500 Broadway Street, Santa Monica, CA 90404, or call (310) 449-3000.

  Stockholders are urged to immediately mark, date, sign and return the enclosed proxy in the envelope provided, to which no postage need be affixed if mailed in the United States.

                                          By order of the Board of Directors,

                                          /s/ William Allen Jones

                                          William Allen Jones
                                          Senior Executive Vice President
                                          and Secretary

Santa Monica, California
April 4, 2002

                                  APPENDIX A

                           METRO-GOLDWYN-MAYER INC.
                AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

  This Amended and Restated 1996 Stock Incentive Plan (the "Plan") of Metro-Goldwyn-Mayer Inc., a Delaware corporation formerly known as P&F Acquisition Corp. ("MGM"), is an amendment and restatement of the 1996 Management Stock Option and Bonus Plan of MGM and Metro-Goldwyn-Mayer Studios Inc., a Delaware corporation formerly known as Metro-Goldwyn-Mayer Inc.

Section 1. PURPOSE OF PLAN

  The purpose of this Plan is to enable MGM and its subsidiaries to attract, retain and motivate its and its subsidiaries' employees by providing for or increasing the proprietary interests of those employees in MGM.

Section 2. PERSONS ELIGIBLE UNDER THE PLAN

  (a) With respect to any Award, as defined in Section 3(a) of the Plan, intended to qualify as an Incentive Stock Option, as defined in Section 3(d)(ii) of the Plan, "Participant" shall mean an employee as defined in accordance with Treasury Regulation (S) 1.421-7(h)(1).

  (b) With respect to any other Award, "Participant" shall mean an employee as defined in Form S-8 under the Securities Act of 1933, as amended.

Section 3. AWARDS

  (a) Subject to Section 3(e) hereof, the "Committee" (defined below), on behalf of MGM, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan (including, without limitation, Stock Option Agreements in the form of Exhibit A (the "Series A Option and Series B Option Stock Option Agreement")) and that, by its terms, involves or might involve the issuance of (i) shares of Common Stock of the Company ("Common Shares") or (ii) a "Derivative Security" (as that term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or successor rule, in each case as it may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to below as the "grant" of an "Award."

  (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

  (c) Awards may be issued, and Common Shares may be issued pursuant to Awards, for any lawful consideration, as determined by the Committee, including, without limitation, services rendered or to be rendered by recipients of Awards.

  (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, is to determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things, provisions:

    (i) permitting the recipient of the Award to pay the purchase price of the Common Shares or other property issuable pursuant to the Award, or the recipient's tax withholding obligation with respect to the issuance, in whole or in part, by any one or more of the following:

     (A) the delivery of cash;

     (B) the delivery of other property deemed acceptable by the Committee;

     (C) the delivery of previously owned shares of capital stock of the Company; or

     (D) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to the Award.

    (ii) specifying the exercise or settlement price for any option, stock appreciation right or similar Award, or specifying the method by which the price is determined, provided that the exercise or settlement price of any option, stock appreciation right or similar Award that is intended to qualify as "performance based compensation" under Section 162(m) (or successor provision), as it may be amended from time to time ("Section 162(m)"), of the Internal Revenue Code of 1986, as amended (the "Code"), will not be less than the Fair Market Value of a Common Share on the date the Award is granted and that the exercise price of any option intended to qualify as an "incentive stock option" ("Incentive Stock Option") under Section 422 of the Code (or successor provision) as amended from time to time will not be less than the Fair Market Value of a Common Share on the date the option is granted;

    (iii) relating to the exercisability and vesting of Awards, lapse or non-lapse restrictions on the Common Shares obtainable under Awards and the termination, expiration or forfeiture of Awards;

    (iv) restricting the transferability of Awards or Common Shares issuable under Awards;

    (v) conditioning or accelerating the receipt of benefits pursuant to Awards, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, continued employment by the Company, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 of this Plan; or

    (vi) required in order for the Award to qualify as (x) an Incentive Stock Option or (y) as "performance based compensation" under
          Section 162(m).

  (e) Notwithstanding the foregoing, Series A Options in respect of an aggregate of not greater than 62,468 Common Shares and Series B Options in respect of an aggregate of not greater than 62,468 Common Shares will be granted concurrent with the effectiveness of this Plan pursuant to option agreements in the form of Exhibit A to this Plan. All other Awards must be granted pursuant to an agreement containing such terms and conditions as the Committee establishes; provided, however, that any other Awards granted prior to or concurrent with the IPO (defined below) require the approval of a majority of the members of the Board (defined below).

Section 4. STOCK SUBJECT TO PLAN

  (a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan may not exceed 36 million, and the aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted to any one Participant under this Plan may not exceed 18 million during the life of the Plan, subject in each case to adjustment as provided in Section 7 of this Plan.

  (b) The aggregate number of Common Shares and Derivative Securities issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan may not at any time exceed 36 million, and the aggregate number of Common Shares and Derivative Securities issued and issuable pursuant to all Awards (including Incentive Stock Options) granted to any one Participant under this Plan may not at any time exceed 18 million during the life of the Plan, subject to in each case adjustment as provided in Section 7 of this Plan.

  (c) For purposes of Section 4(b) of this Plan, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan at any time will be deemed to be equal to the sum of the following:

    (i) the number of Common Shares and Derivative Securities that were issued prior to that time pursuant to Awards granted under this Plan (including for this purpose the Original Plan), other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of those Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; plus

    (ii) the number of Common Shares that were otherwise issuable prior to that time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to the Awards or as payment of the recipient's tax withholding obligation with respect to the issuance; plus

    (iii) the maximum number of Common Shares and Derivative Securities that are or may be issuable at or after that time pursuant to Awards granted under this Plan prior to that time.

Section 5. DURATION OF PLAN

  No Awards may be made under this Plan after September 30, 2006. Although Common Shares may be issued after September 30, 2006 pursuant to Awards made on or prior to that date, no Common Shares shall be issued under this Plan after September 29, 2016.

Section 6. ADMINISTRATION OF PLAN

  (a) This Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors of MGM (the "Board").

  (b) Subject to the provisions of this Plan, the Committee is authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

    (i) adopt, amend and rescind rules and regulations relating to this Plan;

    (ii) determine which persons are Participants and to which of such Participants, if any, Awards will be granted;

    (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

    (iv) accelerate the exercisability of an Award or extend the period during which an owner of an Award may exercise his or her rights under such Award (but not beyond September 29, 2016);

    (v) determine whether and the extent to which adjustments are required pursuant to Section 7 of this Plan; and

    (vi) interpret and construe this Plan and the terms and conditions of any Award granted under this Plan.

Section 7. ADJUSTMENTS

  If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of those outstanding securities, in any case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of the transaction provide otherwise, the Committee will make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards previously granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan and (c) the maximum number of Common Shares for which Awards may be granted during any one calendar year; provided, however, that no adjustment may be made to the number of Common Shares that may be acquired pursuant to outstanding Incentive Stock Options or the maximum number of Common Shares with respect to which Incentive Stock Options may be granted under this Plan to the extent the adjustment would result in those options being treated as other than Incentive Stock Options; provided, further, that after the IPO, no adjustment will be made to the extent the Committee determines that the adjustment would result in the disallowance of a federal income tax deduction for compensation attributable to Awards by causing the compensation to be other than "performance based compensation" within the meaning of Section 162(m)(4)(C); and, provided, further, that with respect to the Series A Options and Series B Options subject to the Series A Option and Series B Option Stock Option Agreement, the provisions of Section 8 of the Series A Option and Series B Option Stock Option Agreement will govern the antidilution and other adjustments provided for therein.

Section 8. AMENDMENT AND TERMINATION OF THE PLAN

  The Board may amend or terminate this Plan at any time and in any manner, subject to the following limitations:

  (a) No amendment or termination may deprive the recipient of any Award previously granted under this Plan, without the consent of the recipient, of any of his or her rights thereunder or with respect thereto; and

  (b) Each amendment to this Plan will require approval by the Company's shareholders, to the extent required to comply with Rule 16b-3 (if applicable), Sections 422 and 162(m) and other applicable provisions of or rules under the Code, as amended from time to time, but only if the Amendment would (a)increase the maximum number of Common Shares that may be issued pursuant to (i) all Awards granted under this Plan, (ii) all Incentive Stock Options granted under this Plan or (iii) Awards granted under this Plan during any calendar year to any one Participant, (b) change the class of persons eligible to receive Awards under this Plan, (c) otherwise materially increase the benefits under this Plan accruing to Participants who are subject to Section 16 of the Exchange Act as amended from time to time (or successor provision) in a manner not specifically contemplated by this Plan or (d) affect compliance of this Plan with Rule 16b-3 (if applicable) or applicable provisions of the Code, as amended from time to time.

Section 9. EFFECTIVE DATE OF THE PLAN

  All of the conditions to the effectiveness of this Plan have been satisfied, and this Plan, as amended and restated hereby, became effective as of November 12, 1997.

Section 10. DEFINITION OF "FAIR MARKET VALUE"

  For purposes of this Plan, "Fair Market Value" means the fair market value of the Common Shares. If the Common Shares are not publicly traded, fair market value will be determined by the Board or the Committee and may be computed by any method which the Board or the Committee in good faith believes will reflect the fair market value of the Common Shares on the date of determination. If the Common Shares are publicly traded, fair market value will be the closing sale price per share of the Common Shares, for securities listed on a national securities exchange, or the closing bid price per share of the Common Shares, for securities quoted by NASDAQ, on the day in question (or if such day is not a trading day or if no sales of Common Shares were made on such day, on the nearest preceding day on which sales of Common Shares were made), as reported in The Wall Street Journal, Western Edition, or, if trading in the Common Shares is not then reported in The Wall Street Journal, Western Edition, at the closing sale or bid price as may then appear in what the Board or the Committee in its judgment then deems to be the most nearly comparable listing or reporting service.

                           METRO-GOLDWYN-MAYER INC.

                   Proxy for Annual Meeting of Stockholders
                                  May 6, 2002
                 Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints WILLIAM A. JONES, JAY RAKOW and DANIEL J. TAYLOR, and each of them, Proxies, with full power of substitution, to represent and vote all shares of the common stock, $.01 par value per share, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Metro-Goldwyn-Mayer Inc. to be held at the Beverly Hills Hotel located at 9641 Sunset Boulevard, Beverly Hills, California on May 6, 2002, at 10:00 a.m., and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

        The Board of Directors recommends a vote FOR Items 1, 2 and 3.

                (Continued and to be SIGNED on the other side)


--------------------------------------------------------------------------------
                           x FOLD AND DETACH HERE x

                           METRO-GOLDWYN-MAYER INC.

                        Annual Meeting of Stockholders

                              Monday, May 6, 2002
                                  10:00 a.m.
                              Beverly Hills Hotel
                             9641 Sunset Boulevard
                           Beverly Hills, California

                               ADMISSION TICKET

    This ticket must be presented at the door for entrance to the meeting.

                                            Please mark   [X]
                                            your votes as
                                            indicated in
                                            this example

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. Unless otherwise directed, or if no direction is given, this Proxy will be voted FOR all of the nominees in Proposal 1, FOR each of the other Proposals and in accordance with the best judgment of the proxy holders or any of them on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

1. Election of Directors
               FOR all nominees named
               (except as marked             Withhold Authority
               to the contrary)              for all nominees names
               [_]                           [_]

2. Approval of an amendment to Amended and Restated 1996 Stock Incentive Plan

      FOR        AGAINST     ABSTAIN
      [_]          [_]         [_]

3. Ratification of the selection of independent auditors
   Withhold Authority for all nominees named

      FOR        AGAINST     ABSTAIN
      [_]          [_]         [_]

Names of Nominees: 01 James D. Aljian, 02 Francis Ford Coppola,
03 Willie D. Davis, 04 Alexander M. Haig, Jr., 05 Michael R. Gleason, 06 Kirk Kerkorian, 07 Frank G. Mancuso, 08 Christopher J. McGurk,
09 Priscilla Presley, 10 Henry D. Winterstern, 11 Alex Yemenidjian, 12 Jerome B. York.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)

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


                                                                                     I plan to attend the meeting    [_]


                                                                              Dated:_______________________________________ , 2002

                                                                              ______________________________________________________
                                                                              Signature

                                                                              ______________________________________________________
                                                                              Signature if held jointly

                                                                              Please sign your name exactly as it appears hereon. In
                                                                              the case of joint owners, each should sign. If signing
                                                                              as executor, trustee, guardian or in any other
                                                                              representative capacity or as an officer of a
                                                                              corporation, please indicate your full title as such.

                               ADMISSION TICKET


                                Annual Meeting
                                      of
                           Metro-Goldwyn-Mayer Inc.
                              Monday, May 6, 2002
                                  10:00 a.m.
                              Beverly Hills Hotel
                             9641 Sunset Boulevard
                           Beverly Hills, California
================================================================================
                                    Agenda

1. To elect a Board of Directors.
2. To consider and act upon the approval and ratification of an amendment to the Amended and Restated 1996 Stock Incentive Plan.
3. To consider and act upon the ratification of the selection of the independent auditors of Metro-Goldwyn-Mayer Inc. for the fiscal year ending December 31, 2002.
4. To transact such other business as may properly come before the meeting or any adjournments thereof.
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